UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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Leap Wireless International, Inc.
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     On March 10, 2011, Leap Wireless International, Inc. issued the following news release:

FOR IMMEDIATE RELEASE Leap Investor & Media Relations Amy Wakeham 858-882-9876 awakeham@leapwireless.com Sard Verbinnen & Co Jim Barron 212-687-8080 Paul Kranhold 415-618-8750
Leap Issues Statement Regarding Pentwater Capital Intention to
Nominate Directors at Annual Shareholder Meeting
SAN DIEGO — March 10, 2011 — Leap Wireless International, Inc. (NASDAQ: LEAP), a leading provider of innovative and value-driven wireless communications services, issued the following statement in response to today’s publicly released letter from Pentwater Capital Management, L.L.C., announcing its intent to nominate three directors for election to Leap’s Board of Directors at the Company’s 2011 annual meeting of shareholders.
“Leap respects the rights of shareholders to nominate director candidates; however, we strongly disagree with many of the assertions contained in Pentwater’s letter. Leap has a highly-qualified Board that was strengthened in November 2009 with the addition of three new, independent directors who brought significant additional experience and strong operating and strategic perspectives to the Board. The Board is committed to acting in the best interests of all shareholders.
“In August 2010, Leap’s Board and management took actions to transform the Company’s business model, including the introduction of all-inclusive service plans, smartphones at affordable prices and nationwide 3G data coverage. The changes that we introduced have resulted in significant operating performance improvements, including unprecedented rates of customer migration to new service plans, reduced churn and higher ARPU.
“In the fourth quarter, smartphones and the accompanying $55 rate plan reached approximately 40% of the Company’s sales mix. In addition, customer churn rates fell to the lowest level we have seen in nearly ten years and ARPU improved significantly. These dramatically improving ARPU and churn results are continuing into the first quarter, along with strong improvements in customer activity. We believe that these trends provide significant momentum and that we are very well positioned to deliver improved financial performance and increased shareholder value”.
About Leap
Leap provides innovative, high-value wireless services to a fast-growing, young and ethnically diverse customer base. With the value of unlimited wireless services as the foundation of its business, Leap pioneered its Cricket® service. The Company and its joint ventures now operate in 35 states and the District of Columbia and hold licenses in 35 of the top 50 U.S. markets. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited voice, text, high-speed data and mobile Web services. Headquartered in San Diego, Calif., Leap is traded on the NASDAQ Global Select Market under the ticker symbol “LEAP.” For more information, please visit www.leapwireless.com.
Important Information
Leap, its directors and certain of its executive officers and employees will be participants in the solicitation of proxies in connection with its 2011 annual meeting of stockholders. Important information concerning the identity and interests of these persons will be available in Leap’s proxy statement for its 2011 annual meeting of stockholders that will be filed on a Schedule 14A with the Securities and Exchange Commission (the “SEC”).
Leap’s proxy statement, any other relevant documents and other materials filed with the SEC concerning Leap will be, when filed, available free of charge at http://www.sec.gov and http://investor.leapwireless.com. Stockholders should carefully read the proxy statement and the accompanying proxy card when they become available before making any voting decision.
Information Regarding Participants
Leap, its directors and certain of its executive officers and employees will be participants in the solicitation of proxies in connection with its 2011 annual meeting of stockholders. The participants in the solicitation may include the following individuals: John H. Chapple, John D. Harkey, Jr., Ronald J. Kramer, Robert V. LaPenta, Mark H. Rachesky, M.D., William A. Roper, Jr. and Michael B. Targoff, all of whom are current directors of Leap, as well as S. Douglas Hutcheson, Chief Executive Officer, President and Director, Walter Z. Berger, Executive Vice President and Chief Financial Officer, Robert J. Irving, Jr., Senior Vice President and General Counsel, and Amy Wakeham, Investor Relations. Beneficial ownership information included below is determined in accordance with the rules of the SEC, which includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has or will have the right to acquire within 60 days after the date hereof, through the exercise of any stock option or other right. As of the date hereof, the participants own an aggregate of 16,673,353 shares of common stock of Leap, consisting of: (i) 16,024 shares beneficially owned by John H. Chapple, (ii) 52,805 shares beneficially owned by John D. Harkey, Jr. (including 2,500 shares which may be acquired pursuant to options), (iii) 16,363 shares beneficially owned by Ronald J. Kramer, (iv) 42,805 shares beneficially owned by Robert V. LaPenta (including 12,500 shares which may be acquired pursuant to options), (v) 15,593,581 shares beneficially owned by Mark H. Rachesky, M.D. (including 40,200 shares which may be acquired pursuant to options), (vi) 16,134 shares beneficially owned by William A. Roper, Jr., (vii) 20,331 shares beneficially owned by Michael B. Targoff (including 4,500 shares which may be acquired pursuant to options), (viii) 657,558 shares beneficially owned by S. Douglas Hutcheson (including 334,986 shares which may be acquired pursuant to options), (ix) 127,708 shares beneficially owned by Walter Z. Berger (including 25,000 shares which may be acquired pursuant to options), (x) 127,737 shares beneficially owned by Robert J. Irving, Jr. (including 41,154 shares which may be acquired pursuant to options) and (xi) 2,307 shares beneficially owned by Amy Wakeham (including 1,267 shares which may be acquired pursuant to options).
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include discussions about customer activity and expected financial and operational performance and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “will,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	the duration and severity of the current recession in the United States and changes in economic conditions, including interest rates, consumer credit conditions, consumer debt levels, consumer confidence, unemployment rates, energy costs and other macro-economic factors that could adversely affect demand for the services we provide;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product and service plan offerings, expand our retail distribution and execute effectively on our other strategic activities;

•	our ability to obtain and maintain roaming and wholesale services from other carriers at cost-effective rates;

•	our ability to maintain effective internal control over financial reporting;

•	our ability to attract, motivate and retain an experienced workforce, including members of senior management;

•	future customer usage of our wireless services, which could exceed our expectations, and our ability to manage or increase network capacity to meet increasing customer demand;

•	our ability to acquire additional spectrum in the future at a reasonable cost or on a timely basis;

•	our ability to comply with the covenants in any credit agreement, indenture or similar instrument governing any of our existing or future indebtedness;

•	our ability to integrate, manage and operate our new joint venture with Pocket Communications;

•	failure of our network or information technology systems to perform according to expectations and risks associated with the upgrade or transition of certain of those systems, including our billing system; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011.
All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.
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